Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Leo was a blank check company incorporated as a Cayman Islands exempted company on November 29, 2017 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. DMS is a leading provider of technology and digital performance marketing solutions.

On April 23, 2020, Leo entered into the Business Combination Agreement with DMS and the Sellers, pursuant to which at the Closing, Leo effected the purchase of certain equity interests in DMS in exchange for the Business Combination Consideration. Leo’s name has been changed to Digital Media Solutions, Inc. (“New DMS”). In connection with the consummation of the Business Combination, pursuant to the PIPE Investment, certain PIPE investors purchased 10,424,282 shares of New DMS Class A Common Stock for an aggregate purchase price of $100.0 million. The sum of (i) cash held in the trust account net of redemptions, plus (ii) gross proceeds of the PIPE Investment, less (iii) the transaction costs of the transactions contemplated under the Business Combination Agreement was used to (a) to pay $30 million to DMS to be held on its balance sheet, (b) to pay down $10 million of DMS’s current credit facility, and (c) to pay the cash portion of the consideration payable to the current DMS equity holders.

Following the Business Combination, New DMS, as the combined company, was organized in an Up-C corporation structure, in which substantially all of the assets and business of New DMS is held by DMS, and continues to operate through the subsidiaries of DMS. New DMS’s sole direct asset will be equity interests of DMS that it holds. At Closing, DMS and its current equity holders amended and restated the limited liability company agreement of DMS in its entirety to be the Amended Partnership Agreement, which, among other things, recapitalizes DMS such that the total number of DMS Units is equal to the total number of issued and outstanding New DMS Class A Common Stock on an as-converted and as redeemed basis. It also provides Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at New DMS’s option, New DMS may acquire such DMS Units in exchange for cash or shares of New DMS Class A Common Stock, in each case subject to certain restrictions set forth therein. DMS Units acquired by New DMS are expected to be contributed to Blocker Corp.

DMS is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations. The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 is based on the historical unaudited balance sheets of DMS and Leo as of March 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the historical audited results of operations of DMS and Leo for the year ended December 31, 2019 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2019. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 combines the historical unaudited results of operations of DMS and Leo for the three months ended March 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2019.

On November 1, 2019, DMS acquired UE Authority, Co. (“UE”) for cash of approximately $56.6 million (the “UE Acquisition”), including preliminary closing purchase price adjustments. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 also reflects the impact of DMS’s acquisition of UE as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the UE Acquisition and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement/Prospectus:

•	historical audited financial statements of Leo Holdings Corp. as of, and for the years ended December 31, 2019 and 2018;

•	historical unaudited interim condensed financial statements of Leo Holdings Corp. as of and for the three months ended March 31, 2020;

•	historical audited consolidated financial statements of Digital Media Solutions Holdings, LLC as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, and 2017;

•	historical unaudited interim condensed financial statements of Digital Media Solutions Holdings, LLC as of and for the three months ended, March 31, 2020; and

•	historical audited financial statements of UE as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017, and 2016

The foregoing historical financial statements have been prepared in accordance with GAAP.

Further, unaudited pro forma condensed combined financial information should be read in conjunction with the sections of the Proxy Statement/Prospectus entitled “Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Accounting for the Business Combination

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

DMS has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	the Sellers hold the majority voting interest in New DMS, with approximately 75.3% voting interest

•

New DMS’s board of directors consists of seven directors, two of which were nominated by Clairvest, one of which was nominated by Prism, one of which is DMS’s current chief executive officer and one of which was nominated collectively by Prism and Clairvest; and

•	the current DMS management team holds C-suite management roles in New DMS.

Other factors were considered, including size of the entities, noting that the preponderance of evidence as described above is indicative that DMS is the accounting acquirer in the Business Combination.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 is based on the historical financial statements of Leo and DMS and the pro forma statements of UE. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(in thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash	$9,912	$—	$8,897	(b.1)	$32,421
			100,000	(b.2)
			(57,255)	(c.1)
			(10,000)	(c.1)
			(11,573)	(d.1)
			(7,560)	(d.2)
Accounts receivable, net	34,864	—			34,864
Prepaid expenses and other current assets	3,388	86	(625)	(d.2)	2,849

Total current assets	$48,164	$86	$21,884		$70,134
Investments held in Trust Account	$—	$200,693	$(191,796)	(a.1)	$—
			(8,897)	(b.1)
Property and equipment, net	10,929	—			10,929
Goodwill	41,826	—			41,826
Intangible assets, net	54,394	—			54,394
Deferred tax assets, net	—	—	18,422	(f )	18,422
Other assets	271	—			271

Total assets	$155,584	$200,779	$(160,387)		$195,976
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,550	$1,572	$—		$28,122
Accrued expenses and other current liabilities	11,623	3,730	—		15,353
Current portion of long-term debt	4,150	—	—		4,150
Due to related party	—	1,036	—		1,036

Total current liabilities	$42,323	$6,338	$—		$48,661
Long-term debt	$210,268	$—	$(10,000)	(c.1)	$200,268
Deferred underwriting commissions	—	7,000	(7,000)	(d.1)	—
Deferred tax liability	8,185	—	—		8,185
Long-term payable under Tax Receivable Agreement	—	—	15,659	(f )	15,659
Other non-current liabilities	479	—	—		479

Total liabilities	$261,255	$13,338	$(1,341)		$273,252
Class A ordinary shares subject to possible redemption	$—	$182,441	$(173,544)	(a.1)	$—
			(8,897)	(a.2)
Equity:
Preference shares					—
Class A ordinary shares	—	0.11	0.09	(a.2)	—
			(0.11)	(c.2)
			(0.09)	(c.2)
Class B ordinary shares	—	0.50	(0.50)	(c.2)	—
Class A common stock	—	—	1	(b.2)	1
			0.09	(c.2)
			0.50	(c.2)
			(0.15)	(c.2)
Class B common stock	—	—	3	(c.2)	3
Class C common stock	—	—	2	(c.2)	2
Additional paid-in capital	—	4,507	(18,252)	(a.1)	(45,461)
			8,897	(a.2)
			99,999	(b.2)
			(57,255)	(c.1)
			258,568	(c.2)
			179,378	(c.2)
			(437,950)	(c.2)
			(11,573)	(d.1)
			(8,185)	(d.2)
			(53,732)	(e.2)
			2,763	(f )
			(12,626)	(g )
Members’ equity (deficit)	(105,671)	—	8,917	(e.1)	—
			96,754	(e.2)
Retained earnings	—	492	7,000	(d.1)	2,540
			(4,952)	(e.1)
Non-controlling interests (deficit)	—	—	(3,965)	(e.1)	(34,361)
			(43,022)	(e.2)
			12,626	(g )

Total equity	$(105,671)	$5,000	$(159,046)		$(77,276)

Total liabilities and equity	$155,584	$200,779	$(160,387)		$195,976

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	UE Acquisition Adjustments*	Notes		DMS (Pro Forma)	Leo (Historical)	Business Combination Adjustments	Notes		Pro Forma Combined
Net revenue	$238,296	$67,014			$305,310	$—	$—			$305,310
Cost of revenue	161,575	47,538			209,113	—	—			209,113
Salaries and related costs	27,978	6,562			34,540	—	—			34,540
General and administrative	19,927	5,895			25,822	5,426	(18)	(l	)	31,230
Acquisition costs	19,234	3,212			19,284	—	—			19,284
		(3,162)	(i	)
Depreciation and amortization	9,745	2,841			16,084	—	—			16,084
		3,498	(h	)
Other expense	—	29			29	—	—			29

(Loss) income from operations	$(163)	$601			$438	$(5,426)	$18			$(4,970)
Interest expense (income)	10,930	127			14,422	(4,109)	4,109	(m	)	13,742
		3,365	(k	)			(680)	(o	)

Net (loss) income before taxes	$(11,093)	$(2,891)			$(13,984)	$(1,317)	$(3,411)			$(18,712)

Income tax expense (benefit)	137	523			(752)	—	(1,950)	(n	)	(2,702)
		1,412	(j	)

Net (loss) income	$(11,230)	$(2,002)			$(13,232)	$(1,317)	$(1,461)			$(16,010)

Plus: Non-controlling interests										8,320

Loss attributable to New DMS common shareholders										$(7,690)

Net loss per share of Class A common stock – basic and diluted										$(0.24)
Weighted average shares of Class A common stock outstanding – basic										13,336,561
Weighted average shares of Class A common stock outstanding –diluted										39,193,632
Net loss per share of Class C common stock – basic and diluted										$(0.24)
Weighted average shares of Class C common stock outstanding – basic and diluted										17,937,955

*	Represents the addition of ten months of UE activity to the historical DMS statement of operations and the related pro forma adjustments. Refer to notes (i) through (j) for further details.

UNAUDITED PRO FORMA INTERIM CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2020

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes		Pro Forma Combined
Net revenue	$72,728	$—	$—			$72,728
Cost of revenue	50,159	—				50,159
Salaries and related costs	8,331	—				8,331
General and administrative	5,297	1,410	(320)	(q	)	6,387
Acquisition costs	27	—				27
Depreciation and amortization	4,315	—				4,315

Income (loss) from operations	$4,599	$(1,410)	$320			$3,509
Interest expense (income)	3,790	(633)	633	(r	)	3,621
			(169)	(p	)

Net income (loss) before taxes	$809	$(777)	$(144)			$(112)

Income tax expense (benefit)	52	—	68	(s	)	16

Net income (loss)	$757	$(777)	$(76)			$(96)

Plus: Non-controlling interests						50

Loss attributable to New DMS common shareholders						$(46)

Net income (loss) per share of Class A common stock – basic and diluted						$(0.00)
Weighted average shares of Class A common stock outstanding – basic						13,336,561
Weighted average shares of Class A common stock outstanding – diluted						39,193,632
Net income (loss) per share of Class C common stock – basic and diluted						$(0.00)
Weighted average share of Class C common stock outstanding – basic and diluted						17,937,955

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on DMS comprising the ongoing operations of the combined company, DMS’s senior management comprising the senior management of the combined company, and DMS’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

The unaudited pro forma condensed combined balance sheet presents pro forma effects of the Business Combination and the related proposed equity commitments as of March 31, 2020. The condensed combined statements of operations for the year and three months ended December 31, 2019 and March 31, 2020, respectively, present pro forma effects to the Business Combination as if it had been completed on January 1, 2019. The pro forma information is presented as if Leo is the acquired entity.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 presents pro forma effects to the UE Acquisition as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Leo’s unaudited condensed balance sheet as of March 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and

•	DMS’s unaudited consolidated balance sheet as of March 31, 2020 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using and should be read in conjunction with the following:

•	Leo’s audited statement of operations for the year ended December 31, 2019 and the related notes, included in the Proxy Statement/Prospectus;

•	DMS’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included in the Proxy Statement/Prospectus; and

•	UE’s audited statement of operations for the year ended December 31, 2019.

The unaudited pro forma interim condensed combined statement of operations for the three months ended March 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Leo’s unaudited interim condensed statement of operations for the three months ended March 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and

•	DMS’s unaudited interim consolidated statement of operations for the three months ended March 31, 2020.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $191.8 million from the Trust Account to fund the Leo public stockholders’ exercise of their redemption rights on July 10, 2020 with respect to 18,456,968 Class A ordinary shares, as well as the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the UE Acquisition or Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of related proposed equity commitments are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that DMS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. DMS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related proposed equity commitments contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the UE Acquisition or the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Leo and DMS.

2.	Accounting Policies

Since Leo had substantially no business operations as a special purpose acquisition company, its limited accounting policies were not in conflict with those of DMS. Accordingly, the combined company uses the accounting policies of DMS as described in Note 1 to DMS’s audited consolidated financial statements as of and for the year ended December 31, 2019 included in the Proxy Statement/Prospectus. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

a)

Reflects (1) the redemption of 18,456,968 shares of Class A Ordinary Shares and (2) the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

b)

Reflects cash funding as follows: (1) the transfer of approximately $8.9 million from the Trust Account to fund the transaction and (2) the proceeds of $100.0 million from PIPE investors in exchange for combined company Class A Common Stock.

c)

Reflects the consideration for the Business Combination payable as follows (1) approximately $57.3 million in Cash Consideration to Sellers and a pay down of debt of $10.0 million and (2) Equity Consideration consisting of the issuance of approximately 25,857,070 shares of combined company Class B Common Stock and 17,937,954 shares of combined company Class C Common Stock. The Class B Common Stock issued as part of the Equity Consideration is voting, non-economic, Common Stock entitled to ownership interest in the Surviving Company. The Class C Common Stock issued as part of the Equity Consideration is convertible into shares of Class A Common Stock. The Equity Consideration includes approximately 44.5% of the operations of the combined company retained by the Sellers and is treated as a non-controlling interest in the accompanying pro forma balance sheet as it is convertible at the option of the holder. Additionally, (2) reflects adjustments for the renaming of Leo’s Class A Ordinary Shares to combined company Class A Common Stock immediately following the close of the Business Combination (14,355,839 shares of Class A Common Stock).

d)

Reflects the payment of transaction costs associated with the Business Combination which are estimated to be approximately $19.8 million in total for both parties, which includes (1) approximately $11.6 million of Leo transaction expenses and (2) approximately $8.2 million of estimated DMS transaction costs.

e)

Reflects other transaction effects including (1) the reclassification of DMS’s retained earnings out of the members’ deficit and (2) elimination of the residual members’ deficit of DMS, after reflecting the 44.54% non-controlling interest of DMS unitholders.

f)

Reflects the net deferred tax asset of approximately $18.4 million that results from the Section 743(b) step-up of certain assets of DMS created in connection with the Business Combination, along with existing Section 743(b) step-up of certain assets of DMS created prior to the Business Combination, and transaction costs capitalized in connection with the Business Combination. In addition, the adjustment reflects the Tax Receivable Agreement liability of approximately $15.7 million, which represents 85% of the tax benefit from the deferred tax asset New DMS is expected to pay the Sellers. The portion of the Tax Receivable Agreement liability attributable to the Section 743(b) step-up created in connection with the Business Combination is treated as additional purchase price to the Sellers. The tax impacts of the acquisition were estimated based on the applicable law in effect on March 31, 2020.

g)	To adjust non-controlling interests to 44.5%.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statement of operations has been prepared to illustrate the effect of the UE Acquisition and the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to give pro forma effect to events that are (1) directly attributable to the UE Acquisition and the Business Combination, (2) factually supportable, and (3) expected to have a continuing impact on the results of the combined company. DMS and Leo and DMS and UE had no historical relationships prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had New DMS filed consolidated income tax returns during the periods presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of New DMS’s shares outstanding, assuming the Business Combination had occurred on January 1, 2019 and related proposed equity commitments.

The UE Acquisition pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

h)	Adjustment to include 10 additional months of depreciation and amortization of the fair value of the acquired UE long-lived tangible and intangible assets

i)	Elimination of costs of the UE Acquisition incurred, approximately $3.2 million

j)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the year ended December 31, 2019

k)	Adjustment to include the interest expense that would have been incurred to finance the UE Acquisition if it had occurred on January 1, 2019

The Business Combination pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

l)	Elimination of costs of the Business Combination, approximately $18 thousand

m)	Elimination of Leo’s Trust account interest income of approximately $4.1 million

n)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the year ended December 31, 2019

o)	Adjustment to exclude interest expense of approximately $680 thousand, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2019

The Business Combination pro forma adjustments included in the unaudited pro forma interim condensed combined statement of operations for the three months ended March 31, 2020 are as follows:

p)	Adjustment to exclude interest expense of approximately $169 thousand, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2019

q)	Elimination of costs of the Business Combination, approximately $320 thousand

r)	Elimination of Leo’s Trust account interest income of approximately $633 thousand

s)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the three months ended March 31, 2020

4.	Earnings (Loss) per Share

Represents the unaudited earnings (loss) per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2019 and the three months ended March 31, 2020; amounts are stated in thousands of United States Dollars, except for share/unit and per share/unit amounts.

	Year ended December 31, 2019				Three months ended March 31, 2020
	DMS (Historical)		Leo (Historical)		DMS (Historical)		Leo (Historical)
	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares
Units or shares outstanding	23,960,000	20,500,000	20,000,000	5,000,000	23,960,000	20,500,000	20,000,000	5,000,000
Basic and diluted income (loss) available for common stockholders per unit or share	$(0.25)	$(0.26)	$0.21	$(1.09)	$0.01	$0.02	$0.03	$(0.28)

Year ended December 31, 2019
Pro Forma Basic Loss per Share
Numerator in total
Net loss	(16,010)
Less: Loss attributable to non-controlling interest (1)	(8,469)

Loss attributable to common stockholders total - Basic EPS	(7,541)

	Class A Common Stock	Class C Common Stock
Numerator by class
Loss attributable to common stockholders by class - Basic EPS	(3,216)	(4,325)

Denominator
Basic historical weighted average shares outstanding	14,355,839	17,937,955
Pro forma adjustment for shares issued for cash used in general corporate purposes	(4,000,000)	—
Pro forma adjustment for shares issued to pay debt of $10 million	1,000,000	—
Pro forma adjustment for distributions made in excess of earnings	1,980,722	—

Basic pro forma weighted average shares outstanding	13,336,561	17,937,955

Basic pro forma loss available for common stockholders per share	(0.24)	(0.24)
Pro Forma Diluted Loss per Share
Numerator
Loss attributable to common stockholders by class - Basic EPS	(3,216)	(4,325)
Undistributed loss reallocated to common stock from Class B Common Stock conversion, including tax effect	(6,267)	—

Loss attributable to common stockholders total - Diluted EPS	(9,483)	(4,325)

Denominator
Basic pro forma weighted average shares outstanding	13,336,561	17,937,955
Assumed conversion of Class B Common Stock	25,857,070	—

Diluted pro forma weighted average shares outstanding	39,193,632	17,937,955

Diluted pro forma loss available for common stockholders per share	(0.24)	(0.24)

Three months ended March 31, 2020
Pro Forma Basic Loss per Share
Numerator in total
Net loss	(96)
Less: Loss attributable to non-controlling interest (1)	(51)

Loss attributable to common stockholders total - Basic EPS	(45)

	Class A Common Stock	Class C Common Stock
Numerator by class
Loss attributable to common stockholders by class - Basic EPS	(19)	(26)

Denominator
Basic historical weighted average shares outstanding	14,355,839	17,937,955
Pro forma adjustment for shares issued for cash used in general corporate purposes	(4,000,000)	—
Pro forma adjustment for shares issued to pay debt of $10 million	1,000,000	—
Pro forma adjustment for distributions made in excess of earnings	1,980,722	—

Basic pro forma weighted average shares outstanding	13,336,561	17,937,955

Basic pro forma loss available for common stockholders per share	(0.00)	(0.00)
Pro Forma Diluted Loss per Share
Numerator
Loss attributable to common stockholders by class - Basic EPS	(19)	(26)
Undistributed loss reallocated to common stock from Class B Common Stock conversion, including tax effect	(38)	—

Loss attributable to common stockholders total - Diluted EPS	(57)	(26)

Denominator
Basic pro forma weighted average shares outstanding	13,336,561	17,937,955
Conversion of Class B Common Stock	25,857,070	—

Diluted pro forma weighted average shares outstanding	39,193,632	17,937,955

Diluted pro forma loss available for common stockholders per share	(0.00)	(0.00)

(1)

The loss attributable to non-controlling interest differs from the one presented in the pro forma statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 due to pro forma adjustments to the weighted average shares outstanding used in the earnings per share calculation.

There were 4,000,000 private placement warrants outstanding prior to Closing (of which 2,000,000 were forfeited and surrendered pursuant to the Surrender Agreement and 2,000,000 is the Seller Warrants issued to the Sellers as part of the Business Combination Consideration), which is automatically converted by operation of law into warrants to acquire shares of New DMS Class A Common Stock in the Domestication. Because the exercise price of the Seller Warrants is greater than the average market price of Leo Common Stock for the periods presented above, the Seller Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the Seller Warrants are not included in loss per share.

For the year ended December 31, 2019 and the three months ended March 31, 2020, the approximately 17,937,955 shares of Class A Common Stock that are issuable upon conversion of the Class C Common Stock are not considered in the calculation of loss per share because they are anti-dilutive.